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                Proxy Statement Pursuant to Section 14(a) of the
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                                  EPIMMUNE INC.
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                 Filed by Epimmune Inc. pursuant to Rule 14a-12
             under the Securities Exchange Act of 1934, as amended.


      EPIMMUNE'S HIV VACCINE CANDIDATE TAKEN BY THE NATIONAL INSTITUTES OF
        HEALTH AND HIV VACCINE TRIALS NETWORK INTO PHASE I PREVENTATIVE
                      VACCINE TRIAL IN THE U.S. AND AFRICA

SAN DIEGO, APRIL 7, 2003 - EPIMMUNE INC. (Nasdaq: EPMN), today announced that the National Institute of Allergy and Infectious Diseases, a component of the National Institutes of Health (NIH), holds an active Investigational New Drug
(IND) from the FDA to test Epimmune's multi-epitope vaccine, EP HIV-1090, to prevent HIV infection. A multi-site, Phase I trial was recently initiated by the HIV Vaccine Trials Network (HVTN), which is conducting the trial. Trial sites include several New England and one African (Botswana) site associated with Harvard University, and one site associated with Saint Louis University. The total planned trial enrollment is 42 subjects, and the primary endpoint of the trial will be to determine the safety of the vaccine.

Mark Newman, Ph.D., Vice President of Infectious Diseases at Epimmune said, "We are very pleased to see our EP HIV-1090 vaccine, which Epimmune is evaluating under our own IND in a therapeutic setting in HIV-1-infected patients, also being evaluated in a prophylactic setting by the NIH. Because the HVTN has extensive experience in prophylactic vaccine trials, it represents an ideal setting to evaluate our HIV vaccine candidate."

"The HVTN welcomes the opportunity to collaborate on this trial with Epimmune," said Dr. Larry Corey, Principal Investigator for HVTN. "The testing of multiple vaccine candidates is critical to speeding progress toward an HIV vaccine and controlling the global pandemic, and we are pleased to offer our clinical trial network to vaccine inventors."

The EP HIV-1090 vaccine candidate is composed of DNA that has been synthetically produced through genetic engineering and contains no natural HIV elements. The DNA includes 21 key elements (epitopes) modeled from conserved regions of multiple HIV virus proteins. These epitopes were selected for their ability to induce immune responses (cytotoxic T-cells) able to kill HIV-infected cells. This selection used Epimmune proprietary processes. In addition, the vaccine candidate includes Epimmune's PADRE(R) universal helper T-cell epitope that is designed to enhance the magnitude and duration of responses.

ABOUT EPIMMUNE INC.

EPIMMUNE INC., based in San Diego, is focused on the development of pharmaceutical products using multiple epitopes to specifically activate the body's immune system. Epitopes, critical signaling molecules, stimulate the T-cell arm of the immune system to respond to specific regions of cancer cells or infectious agents. By combining multiple, selected epitopes into a single drug candidate, the immune response can be both targeted and optimized for strength. Epimmune's therapeutic drug candidates have been designed to treat disease by stimulating the body's immune system to respond aggressively to infections, such as HIV, hepatitis C virus and hepatitis B virus, and tumors such as breast, colon, lung and prostate. The Company's preventative drug candidates have been designed to protect against disease by teaching the body's immune system to react quickly when exposed to infectious agents. Epimmune's technology can also be used to identify and potentially eliminate undesirable reactions to therapeutic drugs or consumer products by modifying specific epitopes to suppress the unwanted immune response. In addition, Epimmune previously announced that it has preliminarily agreed to merge its operations with Anosys, Inc. to create a combined company focused on the field of immunotherapeutics and products for the treatment of cancer and infectious diseases. The all-stock transaction is subject to the parties entering into a definitive merger agreement, approval by the shareholders of both companies, obtaining commitments for capital resources to fund the combined company's operations and various other conditions that must be satisfied prior to closing the merger. For more information on Epimmune, visit www.epimmune.com.


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WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EPIMMUNE'S PROPOSED MERGER WITH
ANOSYS

Epimmune will file a proxy statement concerning its proposed merger with Anosys, Inc. with the SEC. Investors and security holders are advised to read the proxy statement related to the proposed merger, because it will contain important information related to the merger. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Epimmune with the SEC at the SEC's website at http://www.sec.gov. The proxy statement and any other documents filed by Epimmune with the SEC may also be obtained free of charge from Epimmune by directing such request to the Company's Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

INFORMATION CONCERNING PARTICIPATION IN EPIMMUNE'S PROXY SOLICITATION

Epimmune and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Epimmune with respect to Epimmune's proposed merger with Anosys. Information regarding such executive officers and directors is included in Epimmune's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2002. This document is available free of charge at the SEC's website at http://www.sec.gov. Investors and security holders may obtain additional information about the interests of the executive officers and directors of Epimmune in Epimmune's proposed merger with Anosys by reviewing the proxy statement related to the merger once it has been filed with the SEC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect management's current views of future events, including the utility of the Company's technology, the anticipated benefits of EP HIV-1090, an HIV vaccine being developed by the Company and the potential closing of the proposed merger of Epimmune with Anosys and the related financing. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including but not limited to the risks associated with the Company's ability to develop vaccines using epitopes, the ability of epitope-based vaccines to prevent or eliminate HIV infection, the safety and efficacy of epitope-based vaccines in humans, achievement of research and development objectives by the Company, the timing and cost of conducting the phase I/II therapeutic human clinical trials in HIV-1 infected patients, the regulatory approval process, the possibility that testing may reveal undesirable and unintended side effects or other characteristics that may prevent or limit the commercial use of proposed products, including the EP HIV-1090 vaccine, the risk that Epimmune and Anosys may not enter into a definitive merger agreement, that even if Epimmune and Anosys enter into a definitive merger agreement, that the merger may not close due to a number of reasons, including but not limited to, Epimmune or Anosys not obtaining shareholder approval of the transaction or not obtaining commitments for capital resources, and the risk that combining Epimmune and Anosys may not result in a stronger company and that the technologies of the two companies may not be compatible. These factors are more fully discussed in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2002, and other periodic reports filings with the Securities and Exchange Commission. Epimmune expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

                                 END OF FILING


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